Exhibit 99.1

FOR IMMEDIATE RELEASE

SELECT COMFORT ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2014 RESULTS
Provides 2015 and long-term outlook

•	Fourth-quarter net sales increased 40% to $322 million, including a 22% company-controlled comparable sales gain

•	Fourth-quarter EPS increased 192% to $0.35 and full-year EPS increased 16% to $1.25

•	2015 outlook of $1.30 per diluted share and 2019 outlook of $2.75 per diluted share

MINNEAPOLIS - (Feb. 11, 2015) - Select Comfort Corporation (NASDAQ: SCSS) today reported fourth-quarter and full-year 2014 results for the period ended Jan. 3, 2015. Net sales increased 40% in the quarter, with 22% comparable sales growth and 10 percentage points (ppt.) of growth from the extra week in the fourth quarter. Fourth-quarter earnings of $0.35 per diluted share increased 192% compared to the prior year, including $0.06 related to the additional week in the quarter.

“Our fourth-quarter and full-year 2014 results reflect a strong consumer response to the combination of proprietary sleep innovations, effective marketing and exclusive distribution,” said Shelly Ibach, president and CEO of Select Comfort.  “Our consumer-driven innovation strategy, advantaged business model and capital discipline position the company to deliver sustainable profitable growth and more than double earnings per share to $2.75 by fiscal 2019.”

Fourth Quarter Statement of Operations Overview

•
Net sales increased 40% to $322 million, compared to $231 million in the fourth quarter of 2013. Comparable sales increased 22%, new stores added 9 ppt. of growth, and the additional week in the fourth quarter added 10 ppt. of growth.

•	Gross profit increased 38% to $194 million. Gross margin was 60.4% compared to 60.9% last year, reflecting a higher mix of our new FlexFit™ adjustable bases and demand-driven logistics costs.

•
Operating expenses totaled $167 million, or 51.7% of net sales, compared to $131 million, or 56.7% of net sales, for the same period last year. The year-over-year expense increase included variable expenses on higher sales, spending to support growth initiatives, and expenses related to the additional week in the fourth quarter, partly offset by a $3.5 million legal settlement benefit.

•	Operating income totaled $28 million, compared to $10 million in the prior year.

•
Earnings per diluted share were $0.35, a 192% increase over the prior year. Excluding the benefit of $0.06 related to the additional week in the quarter and $0.04 related to a favorable legal settlement, earnings per diluted share grew 108%.

Full-year Statement of Operations Review

•	Net sales in 2014 were $1.16 billion, an increase of 20%, including 12% from comparable stores, compared to $960 million in 2013.

•	Earnings per diluted share increased 16% to $1.25, compared to $1.08 in 2013.

Cash Flows and Balance Sheet Review

•	Net cash provided by operating activities was $144 million for full-year 2014, compared to $88 million for the prior year.

•	Capital expenditures for 2014 were $77 million, consistent with the prior year.

•
The company repurchased $15 million, or 0.6 million shares, of its common stock in the fourth quarter. Since reinitiating share repurchases in April 2012, the company has repurchased 5.1 million shares at an average cost of $22.40 per share, returning $115 million or 124% of free cash flows to shareholders.

•	As of the end of the quarter, the company had cash, cash equivalents and marketable debt securities, less customer prepayments, of $137 million.

Select Comfort Announces Fourth-quarter and Full-year 2014 Results – Page 2 of 10

Financial Outlook
The company expects full-year 2015 earnings per diluted share of $1.30 on a GAAP basis. This outlook includes $11 million (pre-tax), or $0.13 per diluted share, of estimated launch costs related to the company’s ERP (Enterprise Resource Planning) system planned for implementation in the fourth quarter of 2015. The outlook implies earnings per share growth of 20% excluding the impacts of the extra week in 2014 and the 2015 ERP launch costs. The outlook assumes high-single-digit total net sales growth and a 6% increase in store count in 2015. The company anticipates 2015 capital expenditures will be approximately $80 million, including investments in information technology and new, relocated and remodeled stores.

The company has also established a long-range target of $2.75 earnings per diluted share for 2019, with returns on invested capital expected in the mid-teens.

Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EST (4 p.m. CST; 2 p.m. PST) today. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available for approximately 60 days.

Investor Presentation
The company has posted its updated Investor Presentation on the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm.

About Select Comfort Corporation
SLEEP NUMBER, a sleep innovation leader, delivers unparalleled sleep experiences by offering high-quality, innovative sleep products and services. The company is the exclusive designer, manufacturer, marketer, retailer and servicer of a complete line of Sleep Number® beds. Only the Sleep Number bed offers SleepIQ® technology - proprietary sensor technology that works directly with the bed’s DualAir™ feature to track and monitor each individual’s sleep. SleepIQ technology communicates how you slept and what adjustments you can make to optimize your sleep and improve your daily life. Sleep Number also offers a full line of exclusive sleep products including FlextFit™ adjustable bases and Sleep Number® pillows, sheets and other bedding products. Consumers also benefit from a unique, value-added retail experience at one of the more than 460 Sleep Number® stores across the country, online at SleepNumber.com, or via phone at (800) Sleep Number or (800) 753-3768.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our company-controlled distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line; consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products, and the adequacy of our intellectual property rights to protect our products and brand from competitive or infringing activities; availability of attractive and cost-effective consumer credit options; pending and unforeseen litigation and the potential for adverse publicity associated with litigation; our “just-in-time” manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; risks inherent in global sourcing activities; risks of disruption in the operation of either of our two primary manufacturing facilities; increasing government regulations, which have added or will add cost pressures and process changes to ensure compliance; the adequacy of our

Select Comfort Announces Fourth-quarter and Full-year 2014 Results – Page 3 of 10 management information systems to meet the evolving needs of our business and to protect sensitive data from potential cyber threats; the costs, distractions and potential disruptions to our business related to upgrading our management information systems; our ability to attract, retain and motivate qualified management, executive and other key employees, including qualified retail sales professionals and managers; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.
# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@selectcomfort.com
Media Contact: Becky Dvorak; (763) 551-6862; publicrelations@selectcomfort.com

Select Comfort Announces Fourth-quarter and Full-year 2014 Results – Page 4 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	January 3, 2015	% of Net Sales	December 28, 2013	% of Net Sales

Net sales	$322,216	100.0%	$230,854	100.0%
Cost of sales	127,730	39.6%	90,333	39.1%
Gross profit	194,486	60.4%	140,521	60.9%

Operating expenses:
Sales and marketing	142,410	44.2%	112,679	48.8%
General and administrative	21,681	6.7%	16,184	7.0%
Research and development	2,508	0.8%	2,003	0.9%
Total operating expenses	166,599	51.7%	130,866	56.7%
Operating income	27,887	8.7%	9,655	4.2%
Other income, net	86	0.0%	80	0.0%
Income before income taxes	27,973	8.7%	9,735	4.2%
Income tax expense	9,026	2.8%	3,310	1.4%
Net income	$18,947	5.9%	$6,425	2.8%

Net income per share – basic	$0.36		$0.12

Net income per share – diluted	$0.35		$0.12

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	52,825		54,497
Effect of dilutive securities:
Options	420		452
Restricted shares	426		371
Diluted weighted-average shares outstanding	53,671		55,320

Select Comfort Announces Fourth-quarter and Full-year 2014 Results – Page 5 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Twelve Months Ended
	January 3, 2015	% of Net Sales	December 28, 2013	% of Net Sales

Net sales	$1,156,757	100.0%	$960,171	100.0%
Cost of sales	449,907	38.9%	358,416	37.3%
Gross profit	706,850	61.1%	601,755	62.7%

Operating expenses:
Sales and marketing	512,007	44.3%	439,156	45.7%
General and administrative	84,864	7.3%	62,433	6.5%
Research and development	8,233	0.7%	9,478	1.0%
Total operating expenses	605,104	52.3%	511,067	53.2%
Operating income	101,746	8.8%	90,688	9.4%
Other income, net	362	0.0%	323	0.0%
Income before income taxes	102,108	8.8%	91,011	9.5%
Income tax expense	34,134	3.0%	30,930	3.2%
Net income	$67,974	5.9%	$60,081	6.3%

Net income per share – basic	$1.27		$1.10

Net income per share – diluted	$1.25		$1.08

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	53,452		54,866
Effect of dilutive securities:
Options	387		554
Restricted shares	354		383
Diluted weighted-average shares outstanding	54,193		55,803

Select Comfort Announces Fourth-quarter and Full-year 2014 Results – Page 6 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share amounts)
subject to reclassification

	January 3, 2015	December 28, 2013
Assets
Current assets:
Cash and cash equivalents	$51,995	$58,223
Marketable debt securities – current	69,609	52,159
Accounts receivable, net of allowance for doubtful accounts of $739 and $425, respectively	19,693	14,979
Inventories	53,535	40,152
Prepaid expenses	17,792	9,216
Deferred income taxes	8,786	6,936
Other current assets	11,185	7,874
Total current assets	232,595	189,539

Non-current assets:
Marketable debt securities – non-current	44,441	34,632
Property and equipment, net	165,453	129,542
Goodwill and intangible assets, net	15,986	16,823
Deferred income taxes	3,433	4,943
Other assets	12,279	6,286
Total assets	$474,187	$381,765

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$84,197	$73,391
Customer prepayments	28,726	15,392
Accrued sales returns	15,262	9,433
Compensation and benefits	33,066	15,242
Taxes and withholding	10,207	12,517
Other current liabilities	15,594	11,207
Total current liabilities	187,052	137,182

Non-current liabilities:
Warranty liabilities	2,722	1,567
Other long-term liabilities	27,506	17,796
Total non-current liabilities	30,228	19,363
Total liabilities	217,280	156,545

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 52,798 and 54,901 shares issued and outstanding, respectively	528	549
Additional paid-in capital	—	5,382
Retained earnings	256,413	219,276
Accumulated other comprehensive (loss) income	(34)	13
Total shareholders’ equity	256,907	225,220
Total liabilities and shareholders’ equity	$474,187	$381,765

Select Comfort Announces Fourth-quarter and Full-year 2014 Results – Page 7 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)
subject to reclassification

	Twelve Months Ended
	January 3, 2015	December 28, 2013
Cash flows from operating activities:
Net income	$67,974	$60,081
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,809	30,811
Stock-based compensation	6,798	4,232
Net loss on disposals and impairments of assets	492	24
Excess tax benefits from stock-based compensation	(1,163)	(3,831)
Deferred income taxes	(311)	2,037
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	(4,717)	1,993
Inventories	(13,383)	(3,910)
Income taxes	(4,314)	4,395
Prepaid expenses and other assets	(9,973)	(3,169)
Accounts payable	14,340	(3,477)
Customer prepayments	13,334	198
Accrued compensation and benefits	17,735	(5,202)
Other taxes and withholding	2,584	(153)
Warranty liabilities	1,671	(1,236)
Other accruals and liabilities	13,592	5,312
Net cash provided by operating activities	144,468	88,105

Cash flows from investing activities:
Purchases of property and equipment	(76,594)	(76,811)
Proceeds from sales of property and equipment	5	117
Investments in marketable debt securities	(90,349)	(44,170)
Proceeds from maturities of marketable debt securities	54,506	53,565
Acquisition of business	—	(15,500)
Investment in non-marketable equity securities	(1,500)	(4,500)
Increase in restricted cash	(500)	—
Net cash used in investing activities	(114,432)	(87,299)

Cash flows from financing activities:
Net increase (decrease) in short-term borrowings	6,192	(223)
Repurchases of common stock	(46,492)	(42,072)
Proceeds from issuance of common stock	2,873	7,966
Excess tax benefits from stock-based compensation	1,163	3,831
Net cash used in financing activities	(36,264)	(30,498)
Net decrease in cash and cash equivalents	(6,228)	(29,692)
Cash and cash equivalents, at beginning of period	58,223	87,915
Cash and cash equivalents, at end of period	$51,995	$58,223

Select Comfort Announces Fourth-quarter and Full-year 2014 Results – Page 8 of 10

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Twelve Months Ended
	January 3, 2015	December 28, 2013	January 3, 2015	December 28, 2013
Percent of sales:
Retail	91.1%	89.5%	90.8%	89.2%
Direct and E-Commerce	7.1%	7.8%	6.5%	7.0%
Wholesale/other	1.8%	2.7%	2.7%	3.8%
Total	100.0%	100.0%	100.0%	100.0%

Sales change rates:
Retail comparable-store sales[3]	23%	0%	12%	(4%)
Direct and E-Commerce[3]	19%	6%	9%	(5%)
Company-Controlled comparable sales change[3]	22%	0%	12%	(4%)
Net opened/closed stores and 53rd week	19%	6%	10%	6%
Total Company-Controlled Channel	41%	6%	22%	2%
Wholesale/other	(7%)	(20%)	(13%)	18%
Total	40%	5%	20%	3%

Stores open:
Beginning of period	460	423	440	410
Opened	11	28	57	71
Closed	(8)	(11)	(34)	(41)
End of period	463	440	463	440

Other metrics:
Average sales per store ($ in 000's)[1,3]	$2,327	$2,093
Average sales per square foot[1,3]	$1,025	$1,077
Stores > $1 million net sales[1,3]	98%	96%
Stores > $2 million net sales[1,3]	59%	46%
Average revenue per mattress unit[2]	$3,866	$3,369	$3,671	$3,245

[1] Trailing twelve months for stores open at least one year.
[2] Represents Company-Controlled Channel total net sales divided by Company-Controlled Channel mattress units.
[3] Fiscal 2014 included 53 weeks, as compared to 52 weeks in fiscal 2013. The additional week in 2014 was in the fiscal fourth quarter. Company-Controlled comparable sales have been adjusted to remove the estimated impact of the additional week on the three and twelve months ended January 3, 2015.

Select Comfort Announces Fourth-quarter and Full-year 2014 Results – Page 9 of 10

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing-Twelve Months Ended
	January 3, 2015	December 28, 2013	January 3, 2015	December 28, 2013
Net income	$18,947	$6,425	$67,974	$60,081
Income tax expense	9,026	3,310	34,134	30,930
Interest expense	23	10	53	51
Depreciation and amortization	9,992	8,320	38,767	29,599
Stock-based compensation	2,504	1,173	6,798	4,232
Asset impairments	378	34	497	127
Adjusted EBITDA	$40,870	$19,272	$148,223	$125,020

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing-Twelve Months Ended
	January 3, 2015	December 28, 2013	January 3, 2015	December 28, 2013
Net cash provided by operating activities	$8,633	$(1,977)	$144,468	$88,105
Subtract: Purchases of property and equipment	18,217	18,991	76,594	76,811
Free cash flow	$(9,584)	$(20,968)	$67,874	$11,294

Note - Our Adjusted EBITDA calculation and our "free cash flow" data are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles

Select Comfort Announces Fourth-quarter and Full-year 2014 Results – Page 10 of 10

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (ROIC)
(in thousands)

ROIC is a financial measure that we use which quantifies the return we earn on our invested capital. We compute ROIC as outlined below. Management believes ROIC is a useful metric for investors and financial analysts. Our definition of ROIC may not be comparable to similarly titled definitions used by other companies. The tables below reconcile net operating profit after taxes (NOPAT) and total invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing-Twelve Months Ended
	January 3, 2015	December 28, 2013
Net operating profit after taxes (NOPAT)
Operating income	$101,746	$90,688
Add: Net rent expense[1]	57,605	50,289
Add: Interest income	415	375
Less: Depreciation on capitalized operating leases[2]	(14,265)	(13,095)
Less: Income taxes[3]	(48,900)	(43,827)
NOPAT	$96,601	$84,430

Average invested capital
Total equity	$256,907	$225,220
Less: Cash great than target[4]	(37,319)	(29,622)
Add: Long-term debt[5]	—	2
Add: Capitalized operating lease obligations[6]	460,840	402,312
Total invested capital at end of period	$680,428	$597,912
Average invested capital[7]	$639,118	$560,133
Return on invested capital (ROIC)[8]	15.1%	15.1%

1 Rent expense is added back to operating income to show the impact of owning versus leasing the related assets.

2 Depreciation is based on the average of the last five fiscal quarters' ending capitalized operating lease obligations (see note 6) for the respective reporting periods with an assumed thirty-year useful life. This is subtracted from operating income to illustrate the impact of owning versus leasing the related assets.

3 Reflects annual effective income tax rates, before discrete adjustments, of 33.6% and 34.2% for 2014 and 2013, respectively.

4 Cash greater than target is defined as cash, cash equivalents and marketable debt securities, less customer prepayments, in excess of $100 million.

5 Long-term debt includes existing capital lease obligations.

6 A multiple of eight times annual rent expense is used as an estimate of capitalizing our operating lease obligations.The methodology utilized aligns with the methodology of a nationally recognized credit rating agency.

7 Average invested capital represents the average of the last five fiscal quarters' ending invested capital balances.

8 ROIC equals NOPAT divided by average invested capital.

Note - Our ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles